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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 1999 relating to the financial statements, which appear in the 1998 Annual Report to Shareholders of The viaLink Company (formerly Applied Intelligence Group, Inc.), which is incorporated by reference in The viaLink Company's Annual Report on Form 10-K for the year ended December 31, 1998.



PricewaterhouseCoopers LLP
Dallas, Texas


November 23, 1999